EXHIBIT 10.152
                                 THIRD AMENDMENT

         THIS THIRD AMENDMENT dated as of September 20, 2000 (the "Amendment"), to the Loan Agreement referenced below, is by and among PPGx, Inc., a Delaware corporation (the "Borrower"), Pharmaceutical Product Development, Inc., a North Carolina corporation (the "Company"), and First Union National Bank
(the "Bank").

                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, pursuant to that certain Loan Agreement dated as of February 1, 1999 (as supplemented, amended and modified, the "Loan Agreement"; terms used but not otherwise defined herein shall have the meanings provided in the Loan Agreement) among the Borrower, the Company and the Bank, the Bank has agreed to provide the Borrower with an $9 million revolving credit facility;

         WHEREAS, the Borrower has requested certain modifications to the Loan Agreement; and

         WHEREAS, the Bank has agreed to make the requested modifications on the terms and conditions set forth herein;

         NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1.       The Loan Agreement is amended in the following respects:

         1.1 The definition of "Termination Date" in Section 1 of the Loan Agreement is amended to read as follows:

                  "Termination Date" means June 30, 2001.

         1.2 Section 6.6 of the Loan Agreement is amended to read as follows:

                  6.6 Incurrence of Funded Debt. The Borrower will not, nor will it permit any of its subsidiaries to, create, assume, incur or suffer to exist any Funded Debt except:

                           (a) Funded Debt arising or existing under this Loan
                  Agreement and the other Credit Documents;

                           (b) capital lease obligations and other Funded Debt
                  incurred to provide all or a portion of the purchase price or cost of construction of an asset, provided that (i) such Debt when incurred will not exceed the purchase price or cost of construction of the asset, (ii) no such Debt shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing, and (iii) the aggregate principal amount of such Debt shall not exceed $1,000,000 at any time outstanding; and

                           (c) Funded Debt extended to the Borrower by the
                  Company and Axys Pharmaceuticals, Inc. in an aggregate principal amount not to exceed $6,300,000.


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         2. This Amendment shall be effective upon execution of this Amendment by the Borrower, the Company and the Bank.

         3. The Borrower hereby represents and warrants that as of the date hereof the representations and warranties contained in Section 5 of the Loan Agreement (except for those which expressly relate to an earlier date) are true and correct in all material respects.

         4. The Company (i) acknowledges and consents to all of the terms and conditions of this Amendment, (ii) affirms all of its obligations under the Credit Documents and (iii) agrees that this Amendment and all documents executed in connection herewith do not operate to reduce or discharge the its obligations under the Loan Agreement or the other Credit Documents.

         5. This Amendment may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original and it shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart.

         6. Except as modified hereby, all of the terms and provisions of the Loan Agreement and the other Credit Documents remain in full force and effect.

         7. The Borrower agrees to pay all reasonable costs and expenses in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the reasonable fees and expenses of Moore & Van Allen, PLLC, special counsel to the Bank.

         8. This Amendment shall be governed by, and construed in accordance with, the laws of the State of North Carolina.

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   IN WITNESS WHEREOF, each of the parties hereto has caused this Third
Amendment to be duly executed and delivered as of the date first above written.

BORROWER:                           PPGx, Inc.,
                                    a Delaware corporation

                                    By: /s/ Joshua S. Baker
                                       --------------------
                                    Name: Joshua S. Baker
                                    Title: President & CEO


COMPANY: PHARMACEUTICAL PRODUCT DEVELOPMENT, INC., a North Carolina corporation

                                    By: /s/ Philippe Maitre
                                       --------------------
                                    Name: Philippe Maitre
                                    Title: Chief Financial Officer


BANK:                               FIRST UNION NATIONAL BANK

                                    By: /s/ G. Mendel Lay, Jr.
                                       -----------------------
                                    Name: G. Mendel Lay, Jr.
                                    Title: Sr. V.P.